EXHIBIT 32

UNITED COMMUNITY FINANCIAL CORP.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of United Community Financial Corp. (the “Company”) on Form 10-K, as amended by Amendment No. 1 thereto, for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ Douglas M. McKay	/S/ Patrick A. Kelly

Douglas M. McKay	Patrick A. Kelly
Chief Executive Officer	Chief Financial Officer
May 2, 2005	May 2, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.